UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2022
Harley-Davidson, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3700 West Juneau Avenue, Milwaukee, Wisconsin 53208
(Address of principal executive offices, including zip code)
(414) 342-4680
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
COMMON STOCK, $0.01 par value per share	HOG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 12, 2022, Harley-Davidson, Inc. (the “Company”) held the Company’s 2022 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the shareholders of the Company approved an amendment to the Harley-Davidson, Inc. 2020 Incentive Stock Plan (the “Incentive Plan”) to increase the authorized number of shares under the Incentive Plan. As amended, the Incentive Plan provides that up to a total of 6,800,000 shares of the Company’s common stock may be issued thereunder. The Incentive Plan authorizes the grant to the Company’s officers (who may include one or more of the Company’s named executive officers), directors, eligible employees and consultants of stock options, stock appreciation rights, performance shares, performance units, shares of common stock, restricted stock, restricted stock units, employee incentive plan shares and dividend equivalent units. The Company cannot currently determine the benefits, if any, to be paid under the Incentive Plan in the future to any person eligible to receive awards.

The Incentive Plan is described in detail in the Company’s proxy statement relating to the Annual Meeting filed with the Securities and Exchange Commission on April 1, 2022 (the “2022 Proxy Statement”), and the full text of the Incentive Plan appears as Attachment A to the 2022 Proxy Statement. The description of the Incentive Plan set forth above does not purport to be complete and is qualified in its entirety by reference to such materials.

At the Annual Meeting, the shareholders of the Company also approved the 2022 Aspirational Incentive Stock Plan (the “AIP”), authorizing the Human Resources Committee (“HRC”) to grant to the Company’s President and Chief Executive Officer and other executive leaders of the Company, who may include one or more of the Company’s other named executive officers, of up to an aggregate of 3.0 million aspirational performance shares or performance share units (“Performance Shares”) relating to the Company’s common stock, contingent upon achievement of specific stock price thresholds. The Company cannot currently determine the benefits, if any, to be paid under the AIP in the future to any person eligible to receive Performance Shares. Participants would earn shares of stock under the Performance Shares only to the extent the aspirational share price goals listed in the table below are achieved by December 31, 2025. If the stock price criteria are met, 50% of the associated Performance Shares will be deemed vested immediately upon the Human Resources Committee’s determination that the stock price has been achieved, and the remaining 50% will be deemed vested on the one-year anniversary of the date on which the share price was achieved, subject to certain conditions outlined in the AIP.

Share Price	Total Shares Earned
Below $70	0 Shares
$70	750,000 Shares
$90	750,000 Shares
$110	750,000 Shares
$130	750,000 Shares

The AIP is described in detail in the 2022 Proxy Statement, and the full text of the AIP appears as Attachment B to the 2022 Proxy Statement. The description of the AIP set forth above does not purport to be complete and is qualified in its entirety by reference to such materials.

Item 5.07	Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, the Company’s shareholders voted on five proposals as set forth below, each of which is described in detail in the 2022 Proxy Statement. The number of votes cast for, against, or withholding authority, and the number of abstentions and any broker non-votes, with respect to each matter voted upon are set forth below.

1.The individuals listed below were elected at the Annual Meeting to serve as directors of the Company until the next annual meeting of shareholders or until each of their respective successors have been duly elected and qualified:

Director Nominee	Shares Voted in Favor	Shares Withholding Authority	Broker Non-Votes
Troy Alstead	115,609,735	3,387,033	11,033,510
R. John Anderson	115,594,533	3,402,235	11,033,510
Michael J. Cave	95,292,198	23,704,570	11,033,510
Jared D. Dourdeville	113,978,051	5,018,717	11,033,510
James D. Farley, Jr.	115,841,414	3,155,354	11,033,510
Allan Golston	112,322,520	6,674,248	11,033,510
Sara L. Levinson	110,338,002	8,658,766	11,033,510
N. Thomas Linebarger	110,341,007	8,655,761	11,033,510
Maryrose Sylvester	111,510,428	7,486,340	11,033,510
Jochen Zeitz	114,327,191	4,669,577	11,033,510

2.The approval, on an advisory basis, of the compensation awarded to the Company’s named executive officers, as described in the 2022 Proxy Statement.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
48,065,060	70,548,967	382,741	11,033,510

3.The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Shares Voted For	Shares Voted Against	Abstentions
124,435,707	5,333,788	260,783

4. The approval of an amendment to the Incentive Plan to increase the authorized number of shares under the plan.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
113,477,972	5,216,847	301,949	11,033,510

5. The approval of the AIP.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
83,237,538	35,384,973	374,257	11,033,510

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.

Date: May 18, 2022	/s/ Paul J. Krause
Paul J. Krause
Secretary